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                                                                     EXHIBIT 4.1

                                    CONSENTS

                               CONSENT OF COUNSEL

To: APF Energy Trust
    The Board of Directors of APF Energy Inc.

We refer to the Registration Statement on Form F-8 of APF Energy Trust dated August 18, 2003 (the "Registration Statement"). We hereby consent to the use of our name and reference to our opinion contained under the heading "Canadian Federal Income Tax Consequences" in the Registration Statement.

August 18, 2003                                     (Signed) "Parlee McLaws LLP"
Calgary, Alberta